As filed with the Securities and Exchange Commission on May 6, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOWMAN CONSULTING GROUP LTD.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7380	54-1762351
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12355 Sunrise Valley Drive

Suite 520

Reston, Virginia 20191

(703) 464-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Hickey

Chief Legal Officer

12355 Sunrise Valley Drive

Suite 520

Reston, Virginia 20191

(703) 464-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew M. Tucker Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW, Suite 900 Washington, DC 20001 Telephone: 202-689-2800	Mark Y. Liu Christina Russo Akerman LLP 601 West Fifth Street, Suite 300 Los Angeles, California 90071 Telephone 213-688-9500

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-255076)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $.01 per share	$9,869,300	$1,076,74

(1)

Represents only the additional number of shares being registered. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-255076).

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the aggregate offering price of the additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)

The Registrant previously registered securities with an aggregate offering price not to exceed $49,539,700 on a Registration Statement on Form S-1, as amended (File No. 333-255076), for which a filing fee of $5,404.79 was previously paid. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed aggregate offering price of $9,869,300 are hereby registered.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Bowman Consulting Group Ltd., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-255076) (the “Prior Registration Statement”), initially filed by the Registrant on April 6, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on May 6, 2021. This registration statement covers the registration of an additional amount of securities having a proposed aggregate offering price of $9,869,300. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and financial statement schedules

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1, as amended (SEC File No. 333-255076) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description

5.1	Form of Opinion of Nelson Mullins Riley & Scarborough LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Opinion of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

24.1	Power of Attorney included on signature page to the Registrant’s Prior Registration Statement on Form S-1 (File No. 333-255076) filed on April 6, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Virginia, on May 6, 2021.

Bowman Consulting Group Ltd.

By:	/s/ Gary Bowman
Name: Gary Bowman
Title: President, Chief Executive Officer, Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Bowman his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Gary Bowman Gary Bowman	President, Chief Executive Officer, Chairman (Principal Executive Officer)	May 6, 2021

* Michel Bruen	Chief Operating Officer and Director	May 6, 2021

* Bruce Labovitz	Chief Financial Officer, (Principal Financial Officer and Principal Accounting Officer)	May 6, 2021

* Stephen Riddick	Director	May 6, 2021

* Daniel Lefaivre	Director	May 6, 2021

* Patricia Mulroy	Director	May 6, 2021

* James Laurito	Director	May 6, 2021

* By: /s/ Gary Bowman
Name: Gary Bowman
Title: Attorney-in-fact